Exhibit 99.1

FINAL TRANSCRIPT

REMC - REMEC Defense & Space to Be Acquired by Chelton Microwave

Event Date/Time: Dec. 21. 2004 / 9:00AM ET

C O R P O R A T E    P A R T I C I P A N T S

Tom Waechter

REMEC, Inc. - President & CEO

Winston Hickman

REMEC, Inc. - CFO

Jack Giles

REMEC, Inc. - President Defense and Space

C O N F E R E N C E    C A L L    P A R T I C I P A N T S

Rich Valera

Needham & Co. - Analyst

Earl Lum

CIBC World Markets - Analyst

Ron Strauss

Ardmore (ph) Partners - Analyst

Evan Fields

Claris (ph) - Analyst

Wes Cummins

B. Riley & Co. - Analyst

Kevin Dede

Merriman - Analyst

Andrew Mathis

Mathis (ph) Capital Management - Analyst

P R E S E N T A T I O N

Operator

Good day everyone and welcome to today’s REMEC strategic announcement. As a reminder today’s conference is being recorded. At this time for opening remarks and introductions I would like to turn the conference over to Mr. Tom Waechter, please go ahead, sir.

Tom Waechter - REMEC, Inc. - President & CEO

Thank you all for joining us on this call. I am pleased to be here today to discuss an important event for REMEC, the sale of REMEC Defense & Space business to Chelton Microwave Corporation. Present at today’s call are myself, Tom Waechter, President and CEO; Winston Hickman is our Chief Financial Officer; and Jack Giles, President of REMEC Defense and Space. Winston will start with the Safe Harbor language. I will then make a few remarks and we will open up the floor for questions.

As a ground rule, it is not our intent to disclose all aspects of the merger agreement on this call. We expect to be filing a merger agreement and shareholder proxy shortly which will address the transaction in greater detail. In addition, it is our intent to limit our discussions on this call to matters related to REMEC Defense & Space and we will not discuss the status of any contemplated sale of other REMEC assets. Winston?

Winston Hickman - REMEC, Inc. - CFO

Thanks, Tom. Statements in this press release and conference call that are not historical are forward-looking statements which involve known and unknown risks and uncertainties. Actual results could differ materially from those implied by such forward-looking statements. Due to a variety of factors including general and industry conditions, competition, development factors, operating costs and other risks and uncertainties that are detailed from time to time in our filings with the Securities and Exchange Commission.

Tom Waechter - REMEC, Inc. - President & CEO

Thanks Winston. Let me first take a moment to thank Jack and his team for all their years of dedication and hard work to make REMEC Defense & Space business a leader in its industry. Under Jack’s founding and continuing leadership, REMEC Defense & Space has been a strong performer generating excellent growth and profit on a consistent basis. From its start as a small microwave component supplier, REMEC Defense & Space has become a leading supplier of military systems and subsystems. And an important partner of prime contractors in a number of major long-term defense programs.

We owe all this to Jack and his team and thank them for the value they have created for REMEC and its shareholders. We are sorry that we will be leaving our group, that they will be leaving our group, but we know that they have a very bright and exciting future in their new chapter of life with Chelton and its parent, Cobham. As you know, we issued a press release dated September 30 that we have retained financial advisers to explore strategic alternatives including exploring the sale of some of our business units. As a result of that process last evening we announced that we have reached a definitive agreement to sell the REMEC Defense & Space business to Chelton Microwave Corporation for $260 million in cash.

By the way of background, Chelton Microwave is a U.S. subsidiary of Chelton, Ltd. a division of Cobham PLC, a publicly traded UK aerospace and defense company with 60 plus years experience in avionics, flight operation services, and manufacturing. Cobham generates over 1.5 billion in annual sales, employs over 8000 people worldwide and maintains principal operations in both the UK and the U.S. Cobham is already a trusted British participant and highly sensitive U.S. defense program. We would like to be assured that one of the reasons why we chose to partner with Chelton is that it will allow the management team and employees of REMEC Defense & Space to remain intact. We expect REMEC Defense & Space will continue to proceed with business as usual and will operate as a wholly-owned subsidiary of Chelton Microwave Corporation following the completion of the transaction.

We expect the transaction will be completed in the first quarter of 2005, pending approval of Hart-Scott-Rodino and Exon Florio and approval of the transaction by the REMEC shareholders. We expect this move transition of ownership that will not be disruptive to the REMEC Defense & Space business. We believe the step of selling the REMEC Defense & Space business further demonstrates our commitment as a management team to deliver value to our shareholders.

Over the years, we have from time to time evaluated the desirability of such a divestiture and up-to-date decided I believe rightly, against such a step. With the guidance from our Board and financial advisers, we believe that now is an optimal time to sell REMEC Defense & Space. We believe the value delivered by Chelton and the opportunities to redeploy the capital to our business and shareholders is the right decision now. As I have stated repeatedly, our goal as a management team is to continually seek ways to drive shareholder value. We believe this transaction is an important step in that process.

While the cash received with pro forma leaves the remaining company in its best ever cash and balance sheet position, we will not become complacent with this cash. We believe that our shareholders who have been tested in their royalty deserve to receive the fruit of their patience. It is our current intention subject to business and legal requirements to distribute a substantial portion of the cash back to them.

The mechanics of the distribution have not yet been determined and may involve special dividends or stock buybacks. Our intention is to distribute this cash shortly after closing of the transaction. We are of course committed to maintaining a cash balance large enough to successfully transform our remaining businesses. At present time, we are comfortable that we can distribute the majority of the proceeds and still achieve that objective.

After the close of the REMEC Defense & Space transaction, REMEC will consist primarily of the REMEC Wireless Systems business, which includes our power amplifiers, filters, tower mounted amplifiers and ODU transceiver product lines. We view these products as our core wireless infrastructure product lines. In addition, REMEC will continue to operate the REMEC manufacturing services business.

Within these segments we continue to implement restructuring activities to ensure that each of these businesses can contribute profitably to REMEC. We will continue to operate and focus on these businesses and their customers just as we have in the past. However, we will continue to be proactive in reviewing all alternatives that may enhance value to our shareholders.

In summary, we believe the sale of REMEC Defense & Space to Chelton Microwave is a tremendous positive for both REMEC and REMEC Defense & Space. The financial support provided by Chelton’s well capitalized defense focused parent company, Cobham PLC will cause Defense & Space to be better positioned to create innovative products and continue to provide our customers with the quality of product and service that they have come to expect. I will now open it up to questions.

Q U E S T I O N S    A N D    A N S W E R S

Operator

Thank you. Today’s question-and-answer session will be conducted electronically. (OPERATOR INSTRUCTIONS) Rich Valera with Needham & Company.

Rich Valera - Needham & Co. - Analyst

Thank you. First, congratulations especially to Jack for a great job on the defense business over a lot of years. Quick question with respect to NOLs and cash, can we assume, Winston, that all the cash that REMEC currently has as well as its NOLs will stay with the parent company?

Winston Hickman - REMEC, Inc. - CFO

Yes.

Rich Valera - Needham & Co. - Analyst

In terms of the financials for the stand-alone wireless business, is there any reason to assume that they would not be pretty much what is broken out in your latest Q in terms of the segment? Can we assume that is sort of what they will look like X the defense business? Is there any remediation from that?

Winston Hickman - REMEC, Inc. - CFO

No. That is a correct assumption.

Rich Valera - Needham & Co. - Analyst

Just with respect to the financing on Cobham side, are you aware if they need to raise any money to do this deal and if so, how they are going to do it?

Tom Waechter - REMEC, Inc. - President & CEO

We’re not aware of them having requiring any (indiscernible) need to raise cash. They have got the financial resources necessary to do it.

Winston Hickman - REMEC, Inc. - CFO

The deal was not contingent on any cash raising.

Rich Valera - Needham & Co. - Analyst

Very good, thanks guys.

Operator

Earl Lum with CIBC World Markets.

Earl Lum - CIBC World Markets - Analyst

Again, congratulations on the sale of REMEC’s Space & Defense. With regards to the balance sheet at this point, is there any specifics that you could offer in terms of the current inventory and how much of that on your balance sheet is related towards the space and defense group?

Winston Hickman - REMEC, Inc. - CFO

On the inventory specifically?

Tom Waechter - REMEC, Inc. - President & CEO

The balance on inventory for defense and space ranges somewhere between 10 and $14 million; it varies a little bit quarter-on-quarter but that is usually the range.

Winston Hickman - REMEC, Inc. - CFO

In the later periods, it’s been closer to the latter number.

Earl Lum - CIBC World Markets - Analyst

To the 14?

Winston Hickman - REMEC, Inc. - CFO

Yes.

Earl Lum - CIBC World Markets - Analyst

And then also with regards to the specific programs that the defense unit is in are there major programs that you might be able to highlight in terms of what is currently in full volume production or what is scheduled to enter into production for the group?

Winston Hickman - REMEC, Inc. - CFO

As far as the defense programs?

Earl Lum - CIBC World Markets - Analyst

Yes.

Jack Giles - REMEC, Inc. - President Defense and Space

Well, some of the major programs for the S-22 were on the electronic warfare, the radar and the CNI systems. We have production programs ongoing on the F-18. On the E and the

F and now we have recent contracts on the G version, the electronic warfare version. We are in the early stages of fairly good development programs on the F-35 Joint Strike Fighter. Production programs also include the TOW 2B missile, includes the Standard Missile, the Longbow Missile, and those are the major programs that we are in production on now and there are a variety of smaller ones.

Earl Lum - CIBC World Markets - Analyst

Okay, great. Thank you very much.

Operator

Ron Strauss (ph) with Ardmore (ph) Partners.

Ron Strauss - Ardmore (ph) Partners - Analyst

Good morning. Is there, could you tell me is there going to be a tax liability triggered by this sale?

Winston Hickman - REMEC, Inc. - CFO

Some.

Ron Strauss - Ardmore (ph) Partners - Analyst

Can you give us guidance on that?

Winston Hickman - REMEC, Inc. - CFO

Not specifically beyond what we said in the earnings release.

Ron Strauss - Ardmore (ph) Partners - Analyst

Can you repeat what you said in the earnings release?

Winston Hickman - REMEC, Inc. - CFO

What we said basically is we will make a cash distribution subject to business and legal and tax. We didn’t say specifically tax, but inherent in that will be some tax liabilities, yes.

Ron Strauss - Ardmore (ph) Partners - Analyst

But you cannot give us any sort of.

Winston Hickman - REMEC, Inc. - CFO

I am not going to give you a specific answer on that.

Ron Strauss - Ardmore (ph) Partners - Analyst

Can you talk a little bit about how R&D will change? Was there some synergy between the two R&D facilities and — ?

Tom Waechter - REMEC, Inc. - President & CEO

There really wasn’t significant synergies. There have been people that have transitioned between the two organizations from time to time. As you know, Defense & Space is quite advanced on the integration of microwave and RF products, so we have gained some knowledge there. But on a day-to-day basis, they really are two separate R&D entities between wireless systems and defense and space.

Ron Strauss - Ardmore (ph) Partners - Analyst

Okay, can you repeat again when you expect this to close?

Tom Waechter - REMEC, Inc. - President & CEO

We expect it to complete by the end of the first calendar quarter of next year.

Ron Strauss - Ardmore (ph) Partners - Analyst

Okay, thank you.

Operator

Evan Fields (ph) with Claris (ph).

Evan Fields - Claris (ph) - Analyst

My question has been answered. Thank you.

Operator

Wes Cummins with B. Riley.

Wes Cummins - B. Riley & Co. - Analyst

Good morning Tom. You did mention on the cash distribution that you could use a couple different ways, one actually adding dividend or buy stock back. Is there a preference or is it just really trying to do the most tax efficient way of distributing the cash?

Tom Waechter - REMEC, Inc. - President & CEO

The taxes obviously play a role in there. Trying to do the best with it in total for the shareholders. So we are still working through the details to understand that completely and make sure we benefit everybody to the maximum.

Winston Hickman - REMEC, Inc. - CFO

It primarily becomes which method is going to benefit the shareholders the most as opposed to which will be the most advantageous to REMEC itself.

Wes Cummins - B. Riley & Co. - Analyst

Okay. Thanks.

Operator

Kevin Dede with Merriman.

Kevin Dede - Merriman - Analyst

Congrats guys on your announcement. Understand you hope to have the deal closed by the end of the first quarter next year. Could you just help me understand what sort of roadblocks you might run into, if any, from Chelton or their parent? I’m not sure how those companies are structured so it is not clear to me if they are going to need a shareholder vote or what sort of process they will need to make sure that the deal can get done?

Tom Waechter - REMEC, Inc. - President & CEO

We don’t believe that they need a shareholder vote to complete the deal. Obviously at this point they’re gotten the approval by their Board of Directors to move forward. I guess the major areas that we need to move through approval is Hart-Scott-Rodino and Exon-Florio requirements and we believe that is doable, it is just those can vary in length of time based on each transaction. So it is very hard to predict the exact timing of those approvals.

Kevin Dede - Merriman - Analyst

Right, thanks Tom and congrats and good luck.

Tom Waechter - REMEC, Inc. - President & CEO

Thanks, Kevin.

Operator

Andrew Mathis (ph) with Mathis (ph) Capital Management.

Andrew Mathis - Mathis (ph) Capital Management - Analyst

Quick question here. Last quarter the reserves for inventory and receivables dropped by about $3 million. On the conference call you guys mentioned that it did not have a substantial impact on EPS and I calculated that to be about 5 cents. I was wondering what would have been meaningful and of the 3 million did that inflated margin go to defense or to wireless or to both?

Tom Waechter - REMEC, Inc. - President & CEO

Can we go on to the next question please?

Operator

Gentlemen, at this time we have no more questions. I would like to turn the call back to Mr. Waechter for any concluding remarks.

Tom Waechter - REMEC, Inc. - President & CEO

If there are no further questions I would like to thank you for your interest today. I would like to say goodbye and happy holidays.

Operator

Ladies and gentlemen, this concludes today’s conference call. We thank you for your participation and you may disconnect at this time.